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                                                                    Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Ascendant Solutions, Inc. 2002 Equity Incentive Plan of our report dated February 22, 2002, with respect to the financial statements of Ascendant Solutions, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2001 and filed with the Securities and Exchange Commission on April 1, 2002.


                                       ERNST & YOUNG LLP







Dallas, Texas
April 1, 2002